Exhibit 99.1

INDEX OF FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	2

Statement of Assets Acquired and Liabilities Assumed at July 16, 2010	3

Notes to Statement of Assets Acquired and Liabilities Assumed	4 – 10

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders of CenterState Banks, Inc.

We have audited the accompanying statement of assets acquired and liabilities assumed by CenterState Bank of Florida, N.A. (a wholly owned subsidiary of CenterState Banks, Inc.) pursuant to the Purchase and Assumption Agreement dated July 16, 2010 (the Agreement). This statement of assets acquired and liabilities assumed is the responsibility of the Company’s management. Our responsibility is to express an opinion on this statement of assets acquired and liabilities assumed based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the account principals used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statement of assets acquired and liabilities assumed referred to above presents fairly, in all material respects, the assets acquired and liabilities assumed by CenterState Bank of Florida, N.A. (a wholly owned subsidiary of CenterState Banks, Inc.) pursuant to the Agreement, in conformity with U.S. generally accepted accounting principles.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

Fort Lauderdale, Florida

October 1, 2010

STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

By CenterState Bank of Florida, N.A.

(a wholly owned subsidiary of CenterState Banks, Inc.)

(dollars are in thousands)

July 16, 2010
Cash, due from banks and Federal Reserve Bank, Net	$18,643
Investment securities available for sale	8,509

Covered loans	89,601
Consumer loans not covered by loss sharing agreement	3,759

Total loans	93,360

Covered other repossessed real estate owned (“OREO”)	6,388
FDIC indemnification asset	26,637
FHLB stock	305
Core deposit intangible	714
Other assets	1,159

Total assets acquired	$155,715

Deposits:
Non interest bearing demand accounts	$6,693
Interest bearing checking accounts	26,711
Interest bearing savings accounts	17,485
Time deposits	101,375

Total Deposits	152,264

Escrow accounts	1,308
Interest payable on deposits	132
Other liabilities	1

Total liabilities assumed	$153,705

Net assets acquired	$2,010

Deferred tax impact	$775

Net assets acquired, including deferred tax impact	$1,235

The accompanying notes are an integral part of this financial statement

STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

By CenterState Bank of Florida, N.A.

(a wholly owned subsidiary of CenterState Banks, Inc.)

(dollars are in thousands)

Note 1: FDIC assisted acquisition of certain assets and liabilities of Olde Cypress

On July 16, 2010, CenterState Bank of Florida, N.A. (“CenterState”), a wholly owned subsidiary of CenterState Banks, Inc. (the “Company”), entered into a purchase and assumption agreement and certain loss share agreements (the “Agreements”) with the Federal Deposit Insurance Corporation (“FDIC”) and the FDIC as receiver, pursuant to which CenterState acquired certain assets and assumed substantially all of the deposits and certain liabilities of Olde Cypress Community Bank (“Olde Cypress”) located in Clewiston, Florida.

Olde Cypress operated through three branches in Hendry County, Florida and one branch in Polk County, Florida. CenterState assumed $152,264 of the deposits of Olde Cypress at estimated fair value. Additionally, CenterState acquired loans with an estimated fair value of $93,360 and an unpaid principal balance of $124,341, repossessed real estate (“OREO”) and investment securities with estimated fair values of $6,388 and $8,509, respectively. Approximately $89,601 of the $93,360 acquired loans and all of the acquired OREO are covered by loss sharing agreements (“covered assets”) between the FDIC and CenterState.

The assets acquired and liabilities assumed in the transaction are presented at estimated fair value on the date of the acquisition. The fair values of the assets acquired and liabilities assumed were determined as described in Note 3 below. These fair value estimates are considered preliminary, and are subject to change for up to one year after the closing date of the acquisition as additional information relative to closing date fair values becomes available. CenterState and the FDIC are engaged in on-going discussions that may impact which assets and liabilities are ultimately acquired or assumed by CenterState and/or the purchase prices. In addition, the tax treatment of FDIC assisted acquisitions is complex and subject to interpretations that may result in future adjustments of deferred taxes as of the acquisition date.

Note 2: Loss sharing agreement and FDIC indemnification asset

As part of the Agreements, CenterState and the FDIC also entered into certain loss sharing agreements. Pursuant to the terms of these loss sharing agreements, the FDIC’s obligation to reimburse CenterState for losses with respect to certain loans begins with the first dollar of loss incurred. Approximately $128,522 of assets which include $120,248 of loans and $8,274 of OREO are covered under these agreements. The amounts covered by the loss sharing agreements are the pre-acquisition book values of the underlying assets and certain future net direct costs. The FDIC will reimburse CenterState for 80% of losses up to $128,522. CenterState will reimburse the FDIC for its share of recoveries with respect to losses for which the FDIC paid CenterState a reimbursement under the loss sharing agreements. Certain other assets of Olde Cypress were acquired by CenterState that are not covered by loss sharing agreements with the FDIC. These assets include consumer loans and investment securities purchased at fair market value and other tangible assets.

STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

By CenterState Bank of Florida, N.A.

(a wholly owned subsidiary of CenterState Banks, Inc.)

(dollars are in thousands)

The following table summarizes the assets covered by the loss sharing agreements, the amount covered by the FDIC and the fair value:

	July 16, 2010 (amounts in thousands of dollars)
Assets subject to stated threshold:	amount covered	fair value
Loans	$120,248	$89,601
OREO	8,274	6,388

Total covered assets	$128,522	$95,989

The loss sharing agreements applicable to single family residential mortgage loans provides for FDIC loss sharing and Company reimbursement to the FDIC for recoveries for ten years. The loss sharing agreement applicable to commercial loans and other covered assets provides for FDIC loss sharing for five years and Company reimbursement to the FDIC for a total of eight years for recoveries.

The loss sharing agreements are subject to certain servicing procedures as specified in agreements with the FDIC. The expected reimbursements under the loss sharing agreements were recorded as indemnification assets on the statement of assets acquired and liabilities assumed at their estimated fair value of $26,637 on the acquisition date. The FDIC loss share indemnification asset reflects the present value of the expected net cash reimbursement related to the loss sharing agreements described above.

Note 3: Basis of presentation

CenterState has determined that the acquisition of the net assets of Olde Cypress constitutes a business acquisition as defined by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. Accordingly, the assets acquired and liabilities assumed are presented at their estimated fair values as required by that topic.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date reflecting assumptions that a market participant would use when pricing an asset or liability. In some cases, the estimation of fair values requires management to make estimates about discount rates, future expected cash flows, market conditions and other future events that are highly subjective in nature and subject to change. We describe below the methods used to determine the fair values of the significant assets acquired and liabilities assumed. ASC 820-10 establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1:	Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date;

Level 2:	Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market date;

Level 3:	Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

By CenterState Bank of Florida, N.A.

(a wholly owned subsidiary of CenterState Banks, Inc.)

(dollars are in thousands)

The following is a description of the methods used to determine the fair values of significant assets and liabilities.

Cash and cash due from banks and Federal Reserve Bank

The carrying amount of these assets is a reasonable estimate of fair value based on their short-term nature.

Investment securities available for sale

The fair value for securities available for sale was determined by obtaining quoted prices on nationally recognized securities exchanges (Level 1 inputs) or matrix pricing, which is a mathematical technique widely used in the industry to value debt securities without relying exclusively on quoted prices for the specific securities but rather by relying on the securities’ relationship to other benchmark quoted securities (Level 2 inputs).

Loans

At the July 16, 2010 acquisition date, the Company estimated the fair value of the acquired loan portfolio at $93,360, which represents the expected cash flows from the portfolio discounted at a market-based rate. Fair values for loans were based on a discounted cash flow methodology that considered factors including the type of loan and related collateral, risk classification, fixed or variable interest rate, term of loan and whether or not the loan was amortizing, and current discount rates. Loans were grouped together according to similar characteristics and were treated in the aggregate when applying various valuation techniques. The discount rates used for loans are based on current market rates for new originations of comparable loans and include adjustments for liquidity concerns. The discount rate does not include a factor for credit losses as that has been included in the estimated cash flows. Fair values are considered to be Level 3 pricing.

OREO

Fair values for OREO were determined using Level 3 inputs which include current and prior appraisals and estimated costs to sell. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach.

FDIC indemnification asset

These loss sharing assets are measured separately from the related covered assets as they are not contractually embedded in the assets and are not transferable with the assets should CenterState choose to dispose of them. Fair value was estimated using projected cash flows related to the loss sharing agreements based on the expected reimbursements for losses and the applicable loss sharing percentage. These expected reimbursements do not include reimbursable amounts related to future covered expenditures. These cash flows were discounted to reflect the uncertainty of the timing and receipt of the loss sharing reimbursement from the FDIC. Fair value is considered to be Level 3 pricing.

STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

By CenterState Bank of Florida, N.A.

(a wholly owned subsidiary of CenterState Banks, Inc.)

(dollars are in thousands)

FHLB stock

It was not practicable to determine the fair value of Federal Home Loan Bank (“FHLB”) stock due to restrictions placed on its transferability, and as such has been recorded at its redeemable value.

Core deposit intangible

This intangible asset represents the value of the relationships that Olde Cypress had with their deposit customers. The fair value of this intangible asset was estimated based on the discounted cash flow methodology that gave appropriate consideration to expected customer attrition rates, cost of the deposit base, reserve requirements and the net maintenance cost attributable to customer deposits. Fair value is considered to be Level 3 pricing.

Deferred taxes

For income tax purposes, the Olde Cypress acquisition will be accounted for as an asset purchase and the tax bases of assets acquired will be allocated based on fair values in accordance with the Internal Revenue Code and related regulations. We did not acquire any of the tax attributes of Olde Cypress’ assets and liabilities. As a result of the $2,010 bargain purchase gain on the Olde Cypress transaction, the Company recorded a $775 deferred tax liability. Deferred taxes are reported based upon the principles in ASC Topic 740, Income Taxes, and are calculated based on the Company’s expected consolidated statutory federal and state income tax rates.

Deposits

The fair values used for the checking and savings deposits that comprise the transaction accounts acquired, by definition equal the amount payable on demand at the reporting date. The fair values for time deposits are estimated using a discounted cash flow calculation that applies interest rates currently being offered to the interest rates embedded on such time deposits, and are considered to be Level 2 pricing.

Use of estimates

Management made a number of significant estimates and assumptions relating to the reporting of assets and liabilities at the date of the statement of assets acquired and liabilities assumed. Management exercised significant judgment regarding assumptions about discount rates, future expected cash flows, including prepayments, default rates, market conditions and other future events that are highly subjective in nature, and subject to change, and all of which affected the estimation of fair values of the net assets acquired in the Olde Cypress acquisition. Actual results could differ from those estimates; others provided with the same information could draw different reasonable conclusions and calculate different fair values. Changes that may vary significantly from the Company’s assumptions include loan prepayments, the rate of default, the severity of defaults, the estimated market values of collateral at disposition, the timing of such disposition and deposit attrition.

Note 4: Net assets acquired

Under the terms of the purchase and assumption agreements, the FDIC agreed to transfer to CenterState (1) certain assets subject to loss sharing agreements at book value, (2) certain assets that are not subject to the loss sharing agreements at a contractually specified purchase price, (3) certain assets at fair value and (4) certain liabilities at book value. CenterState also agreed to transfer cash of $3,649 to the FDIC to compensate for the $11,792 net assets acquired less the $8,143 agreed upon discount (negative bid).

STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

By CenterState Bank of Florida, N.A.

(a wholly owned subsidiary of CenterState Banks, Inc.)

(dollars are in thousands)

Details related to the transfer at acquisition date, are as follows:

in thousands of dollars:	July 16, 2010
Net assets acquired per purchase and assumption agreements	$11,792
Cash payment to FDIC	(3,649)

Purchase accounting adjustments:
Loans	(30,981)
OREO	(1,886)
FDIC indemnification assets	26,637
Time deposits	(617)
Core deposit intangible	714

Net assets acquired	$2,010

Note 5: Investment securities

The table below reflects the acquired investment securities at acquisition date:

July 16, 2010
in thousands of dollars:	fair value
U.S. government mortgage backed securities	$8,509

The securities listed in the above table include $8,482 of GNMA single family mortgage backed securities and $27 of FHLMC single family mortgage backed securities. Both groups are adjustable rate instruments with a current weighted average maturity of 3.8 years as of the acquisition date. Mortgage backed securities are not due at a single maturity date. Securities are measured at fair value on a recurring basis and fair value is considered to be level 2 pricing.

Note 6: Loans

The composition of loans acquired at acquisition date is as follows:

July 16, 2010
in thousands of dollars:	fair value
Covered loans:
Single family residential real estate	$64,859
Commercial real estate	17,007
Construction, development and land	5,728

Total real estate loans	87,594
Commercial loans	2,007

Total covered loans	89,601
Loans not covered by loss sharing agreement:
Consumer and other loans	3,759

Total loans	$93,360

The fair value of impaired loans is $38,511. The Company is currently evaluating which loans will be accounted for pursuant to ASC Topic 310-30.

STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

By CenterState Bank of Florida, N.A.

(a wholly owned subsidiary of CenterState Banks, Inc.)

(dollars are in thousands)

Note 7: Goodwill and other intangible assets

The statement of assets acquired and liabilities assumed reflects a core deposit intangible asset of $714 at July 16, 2010 related to the Olde Cypress acquisition. The core deposit intangible asset will be amortized utilizing an accelerated amortization method over an estimated economic life not to exceed ten years. Estimated amortization expense for the remainder of 2010 and the five subsequent years thereafter is $49, $100, $85, $72, $64 and $62, respectively. The Company will review the valuation of this intangible asset periodically for impairment. If any impairment is subsequently determined, the Company will record the impairment as an expense in its consolidated statement of operations.

In connection with the Olde Cypress acquisition, the fair value of the assets received exceeded the consideration paid. Accordingly, no goodwill was recorded as a result of the acquisition and the Company recorded a pre-tax gain of $2,010.

Note 8: Deposits

Deposits assumed are composed of the following at acquisition date:

in thousands of dollars:	July 16, 2010 fair value
Non interest bearing checking accounts	$6,693
Interest bearing checking accounts	26,711
Interest bearing savings deposits	17,485
Time deposits	101,375

Total	$152,264

At acquisition date, the scheduled maturities and the weighted average interest rates of time deposits of more that $100 and less than $100 were as follows:

	July 16, 2010
	greater than $100		less than $100
in thousands of dollars:	fair value	weighted average interest rate	fair value	weighted average interest rate
Less than 3 months	$12,541	0.34%	$4,541	0.49%
4 - 6 months	13,477	0.44%	6,377	0.56%
7 - 12 months	32,145	0.61%	14,965	0.85%
1 - 2 years	9,103	0.60%	5,212	1.15%
2 - 3 years	805	1.78%	1,241	1.83%
3 - 4 years	220	2.15%	362	2.15%
4 - 5 years	102	2.50%	284	2.50%

TOTAL	$68,393	0.55%	$32,982	0.86%

STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

By CenterState Bank of Florida, N.A.

(a wholly owned subsidiary of CenterState Banks, Inc.)

(dollars are in thousands)

Note 9: Subsequent Events

Subsequent events are events and transactions that occur after the balance sheet date but before financial statements are issued or are available to be issued. The effects of subsequent events and transactions are recognized in the financial statements when they provide additional evidence about conditions that existed at the balance sheet date. Subsequent to the July 16, 2010 acquisition date, CenterState sold all $8,509 of investment securities acquired and recognized a pre-tax loss of approximately $13.

As permitted by the FDIC, CenterState had the option to subsequently reprice the acquired deposit portfolios to current market rates. Within seven days of the acquisition date, CenterState sent notification indicating that all internet time deposits, approximately $35 million, will be repriced to market rates effective September 1, 2010. As of August 31, 2010 approximately $28 million of these time deposits were redeemed early. No other deposits were repriced.